EXHIBIT 32

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER
AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Andrew D. Reddick, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Acura Pharmaceuticals, Inc. for the fiscal year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report of Form 10K fairly presents, in all material respects, the financial condition and results of operations of Acura Pharmaceuticals, Inc.

March 14, 2007	By:	/s/ Andrew D. Reddick
Andrew D. Reddick
President and Chief Executive Officer

I, Peter A. Clemens, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Acura Pharmaceuticals, Inc. for the fiscal year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report of Form 10K fairly presents, in all material respects, the financial condition and results of operations of Acura Pharmaceuticals, Inc.

March 14, 2007	By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President and Chief Financial Officer